SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

INTERNAL FIXATION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Florida	20-4580923
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5901 SW 74th Street, Suite 408
South Miami, FL 33143
(305) 342-9552

(Address of principal executive offices) (Zip Code)

Title of each class to be so registered	Name of each exchange on which each class is to be registered:

Common Stock, $.05 Par Value

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following ☐ .

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:  333-17008

Securities to be registered pursuant to Section 12(g) of the Act:   Common Stock, $.05 Par Value

ITEM 1.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Internal Fixation Systems, Inc. (the “Registrant”) hereby incorporates by reference the description of its Common Stock to be registered hereunder contained under the heading “Description of Securities” in Registrant’s Registration Statement on Form S-1 (File No. 333-170008), as originally filed with the Securities and Exchange Commission (the “Commission”) on October 19, 2010, as amended (the “Registration Statement”).

ITEM 2. EXHIBITS

A.
CERTIFICATE OF INCORPORATION (FILED AS EXHIBIT 3.1 TO THE COMPANY’S REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-170008), AS AMENDED (THE “REGISTRATION STATEMENT”), AND INCORPORATED HEREIN BY REFERENCE).

B.	AMENDMENT TO CERTIFICATE OF INCORPORATION (FILED AS EXHIBIT 3.2 TO THE COMPANY’S REGISTRATION STATEMENT AND INCORPORATED HEREIN BY REFERENCE).

C.	BY-LAWS (FILED AS EXHIBIT 3.3 TO THE COMPANY’S REGISTRATION STATEMENT AND INCORPORATED HEREIN BY REFERENCE).

D.	AMENDMENT TO CERTIFICATE OF INCORPORATION (FILED AS EXHIBIT 3.4 TO THE COMPANY’S REGISTRATION STATEMENT AND INCORPORATED HEREIN BY REFERENCE).

 SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registration has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  April 25, 2011

INTERNAL FIXATION SYSTEMS, INC.

/s/ Stephen Dresnick
Stephen Dresnick, Chairman, Chief Executive Officer and President